SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securitites Exchange Act of 1934

Date of Report
(Date of earliest event reported):  May 21, 2002

SUN INTERNATIONAL NORTH AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4748	59-0763055
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1415 E Sunrise Boulevard
Fort Lauderdale, Florida 33304
(Address of principal executive offices and Zip code)

(954) 713-2500
(Registrant's telephone number, including area code)

Item 5 - Other Events

On May 21, 2002, the registrant, along with its parent, Sun International Hotels Limited ("SIHL"), announced they had received the tenders and consents required to eliminate or modify certain covenants and related provisions in the indenture governing their outstanding 9% Senior Subordinated Notes due 2007.

A copy of such press release is filed herewith as an Exhibit and is incorporated herein by reference.

Item 7(c) - Exhibits

The following exhibits are filed as part of this report:

Exhibit	Description

99	Press Release on May 21, 2002 Sun International Announces Successful Completion of Consent Solicitation Relating To 9% Senior Subordinated Notes Due 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	May 21, 2002	SUN INTERNATIONAL NORTH AMERICA, INC.
		By:	/s/John R. Allison
		Name:	John R. Allison
		Title:	Executive Vice President - Finance
Chief Financial Officer